EXHIBIT 10.7

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement"), dated December 31, 2003, is entered into by and among COMMERCE ONE, INC., a Delaware corporation (the "Company") and COMVEST INVESTMENT PARTNERS II LLC, a Delaware limited liability company ("ComVest") and DCC Ventures, LLC, a Nevada limited liability company ("DCC" and together with "ComVest," the "Holders"), as a material inducement for the Holders to purchase Notes having an aggregate principal amount of Five Million Dollars ($5,000,000) (the "Notes") and related warrants (the "Warrants") in accordance with the terms of that certain Note and Warrant Purchase Agreement, dated on or about the date hereof (the "Purchase Agreement"). All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

NOW, THEREFORE, the Company and the Holders hereby agree as follows:

1. Definitions. In addition to those terms defined elsewhere in this Agreement, the following terms shall have the following meanings wherever used in this Agreement:

"Act" shall mean the Securities Act of 1933, as amended, and any successor statute from time to time.

"Common Stock" shall mean shares of common stock, part value $.0001 per share, of the Company.

"Conversion Registrable Securities" shall mean all shares of common stock, par value $.0001 per share, of the Company (the "Common Stock") that are issuable upon conversion of the Notes in accordance with their terms or any shares issued in exchange therefor, or replacement thereof., from time to time.

"Costs and Expenses" shall mean all of the costs and expenses relating to any subject Registration Statement, including but not limited to registration, filing and qualification fees, reasonable blue sky expenses, costs of listing any shares of Common Stock on any national securities exchange automated quotation system, printing expenses, fees and disbursements of counsel and accountants to the Company, and reasonable fees and disbursements of a single counsel to the Holders (such fees and disbursements not to exceed $20,000 per Registration); provided, however, that underwriting discounts and commissions attributable solely to the securities registered for the benefit of Holders, fees and disbursements of any additional counsel to Holders, and all other expenses attributable solely to Holders shall be borne by each subject Holder.

"Excluded Registration Statement" shall mean a registration statement relating solely to the registration of the sale of securities (i) other than for cash, (ii) to participants in a Company stock plan or employee benefit plan, agreement or arrangement, (iii) in a transaction covered by Rule 145 under the Act or the resale of securities issued in such a transaction, and (iv) issuable upon the conversion or exchange of debt securities and/or upon the exercise of securities issued in connection with a debt offering.

"Existing Registration Rights Agreements" shall mean, collectively (i) the Registration Rights Agreement by and between the Company and BayStar Capital II, L.P. ("Baystar"), dated July 10, 2003, (ii) the Investor Rights Agreement by and between the Company and SAP AG, dated June 28, 2001 and (iii) the Registration Rights Agreement by and among the Company, FordMotor Company and General Motors Corporation, dated December 8, 2000.

"Registrable Securities" shall mean all Warrant Registrable Securities and Conversion Registrable Securities, held from time to time by the Holders; provided, however, that such Registrable Securities shall cease to be Registrable Securities upon the occurrence of any of the following: (i) all such Registrable Securities are sold pursuant to any registration statement filed by the Company with the SEC, pursuant to Rule 144 promulgated under the Act or pursuant to any other exemption from registration under the Act or (ii) they may be sold, subject to any applicable volume limitations, in open market transactions pursuant to any applicable exemption from the registration requirements of the Act, including without limitation Rule 144(k) promulgated thereunder (or any successor thereto).

"Registration" shall mean any registration or proposed registration of Registrable Securities pursuant to a Registration Statement in respect to the sale of any Registrable Securities.

"Registration Period" shall mean the period (i) beginning upon the earlier of declaration of effectiveness of the Registration Statements provided for in Section 2 hereof or declaration of effectiveness of any Registration Statement provided for in Section 3 hereof that includes Registrable Securities and (ii) ending on the earlier of the date that all Registrable Securities have ceased to be Registrable Securities and the second anniversary of the date of this Agreement.

"Registration Statement" shall mean any registration statement filed or to be filed by the Company with the SEC.

"SEC" shall mean the United States Securities and Exchange Commission, or any successor agency or agencies performing the functions thereof.

"Warrant Registrable Securities" shall mean the shares of Common Stock issuable upon exercise of the Warrants or any shares issued in exchange for or replacement thereof, from time to time.

2. Initial Registration. (a) The Company shall file a Registration Statement on such form as the Company shall reasonably determine to be appropriate in respect of all of the Registrable Securities within thirty (30) days (the "Filing Date") following the date hereof and shall use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable thereafter, but in no event later than four (4) months following the date hereof (the "Effective Date"). Subject to any Grace Period (as defined in Section 3(c) hereof), the Company shall keep such Registration Statement effective until the end of the Registration Period, prepare and file any necessary amendments and supplements to such Registration Statement and the prospectus contained therein during the Registration Period, and comply with the provisions of the Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the Registration Period.

(b) Alternatively, in the event the Company reasonably expects that the Registration Statement on Form S-3 (File No. 333-108144) (the "Existing Registration Statement") shall be declared effective prior to the date that the Registration Statement contemplated bySection 2(a) above is required to be declared effective, then the Company shall use its reasonable best efforts to include all of the Registrable Securities in the Existing Registration Statement if consented to by Baystar (which consent the Company will use its reasonable best efforts to obtain) and if inclusion of such Registrable Securities would not otherwise unreasonably delay the effectiveness of the Existing Registration Statement. Any such Existing Registration Statement shall otherwise be subject to the same requirements and same Registration Period as any Registration Statement required to be filed in accordance with Section 2(a). If the Company determines in good faith that it is unable to register all of the Registrable Securities pursuant to the Existing Registration Statement (but may register some of such securities pursuant to the Existing Registration Statement), the Company shall so notify (the "Partial Registration Notice") the Holders as soon as practicable. The Partial Registration Notice shall set forth the number of Registrable Shares the Company will be able to include in the Existing Registration Statement, if any. Within three (3) days following receipt of such notice, the Holders shall notify the Company as to whether it has elected to include that number of Registrable Securities covered by the Partial Registration Notice and the Company shall use reasonable best efforts to include such Registrable Securities in the Existing Registration Statement. If less than all of the Registrable Securities are covered by the Existing Registration Statementor if the Existing Registration Statement is unlikely to be filed or declared effective prior to the Registration Statement required to be filed in accordance with Section 2(a) above, then the Company shall register all of the Registrable Securities in accordance with Section 2(a) above.

3. Piggyback Rights. (a) In addition to the foregoing and subject to the provisions of this Agreement, in the event that the Company shall at any time after the date hereof (and prior to the date of either Registration Statement provided for in Section 2 hereof is declared effective by the SEC) propose to file a Registration Statement (other than (i) an Excluded Registration Statement or (ii) a Registration Statement required to be filed with respect to any of the Existing Registration Rights Agreements, unless the inclusion of the Registrable Securities in such Registration Statement has been agreed an consented to by the holder of the Existing Registration Rights (which consent the Company shall use its reasonable best efforts to obtain)), then the Company shall give to each Holder written notice (the "Registration Notice") of the proposed filing of such Registration Statement not less than twenty (20) days prior to such filing, and shall, subject to the limitations provided in this Section 3, include in such Registration Statement all or a portion of the Registrable Securities (owned by each Holder, as and to the extent that such Holder may request same to be so included by means of written notice given to the Company within twenty (20) days after the Company's giving of the Registration Notice. Each Holder shall be permitted to withdraw all or any part of its Registrable Securities from a Registration Statement by written notice to the Company given at any time prior to the effective date of the Registration Statement. In the event of the inclusion of all or a portion of the Registrable Securities pursuant to this Section 3, the Company shall bear all of the Costs and Expenses of such registration; provided, however, that each Holder shall pay, pro rata based upon the number of its Registrable Securities included therein, the underwriters' discounts, commissions and compensation attributable solely to the inclusion of such Registrable Securities in the overall public offering.

(b) Notwithstanding anything to the contrary contained herein, the Company's obligation to include any Registrable Securities in a Registration Statement filed under this Section 3 shall be subject to the following further conditions:

(i) The distribution for the account of the Holders shall be underwritten by the same underwriters (if any) who are underwriting the distribution of the securities for the account of the Company and/or any other persons whose securities are covered by such Registration Statement, if any, and the Holders shall enter into an agreement with such underwriters containing customary indemnification and other provisions;

(ii) If, in connection with an underwritten public offering pursuant to a Registration Statement, the purchase agreement to be entered into with the managing underwriters contains or requires restrictions upon the sale of securities of the Company by any of the Company, its officers, directors or other principal stockholders, other than the securities which are to be included in the proposed distribution, then such restrictions shall likewise be binding upon the Holders, and if requested by the Company the Holders shall enter into a written agreement to that effect; and (iii) If, in connection with an underwritten public offering pursuant to a Registration Statement, the managing underwriter(s) thereof shall advise the Company in writing that the securities to be included in such Registration will not include all of the Registrable Securities requested to be so included (but which shall not refer to any securities held by or to be newly issued by the Company), then the Company will promptly furnish each Holder of Registrable Securities covered by such Registration Statement with a copy of such written statement and may require, by written notice to each such Holder accompanying such written statement, that the distribution of all or a specified portion of such Registrable Securities be excluded from such distribution; and, in case of an exclusion of only a portion of the Registrable Securities proposed to be included, the Registrable Securities to be included shall (i) first be allocated to the Company, (ii) then to the holders of registration rights unbder the Existing Registration Rights Agreements in accordance with the terms and conditions of such agreements, and (iii) then, to the Holders in proportion to the respective number of Registrable Securities so requested to be registered pursuant to such Registration Statement by all such Holders (or in such other proportions as such Holders may agree), prior to inclusion of any other securities.

(c) Each Holder shall furnish in writing to the Company all information concerning such Holder and its holdings of securities of the Company and its affiliates as shall be required in connection with the preparation, filing, amendment and supplementation of any Registration Statement covering any of such Holder's Registrable Securities.

4. Blackout Periods. The Company may suspend the Holders' sale or transfer of Registrable Securities under a Registration Statement if the Company shall furnish to the Holders a certificate (the "Grace Period Notice") signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its stockholders for such sales or transfers not to be suspended (a "Grace Period"); provided, however, that the Company shall not so suspend the Holders unless it similarly suspends the sale or transfer of securities by any other holder of securities of the Company whose securities are covered by the same or another Registration Statement (expressly including the holders of securities under the Existing Registration Rights Agreements). In such event, the Company's obligations under this Agreement to seek to have a Registration Statement declared effective or kept effective shall be suspended for a Grace Period not to exceed thirty (30) consecutive days during any ninety (90)-day period; provided, however, that the Company may not exercise this right for more than seventy-five (75) days in any one year period (an "Allowable Grace Period"); provided, further, however, that the Company may not exercise this right unless it also suspends the effectiveness of any other Registration Statement (expressly including the Existing Registration Statement or any other Registration Statement of the Company with respect to the securities of the Company covered by the Existing Registration Rights Agreements) for the same amount of time. Subject to the similar suspension of all other holders of securities of the Company whose securities are covered by the same or another Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of a Grace Period Notice, such Holder shall immediately discontinue disposition of its Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(e) hereof or receipt of notice from the Company that no such supplement or amendment is required. During any Grace Period during which the Registrable Securities are suspended from trading, then no other Registration Statements shall be declared effective. Similarly, during any Grace Period during which the effectiveness of any Registration Statement covering the Registrable Securities is suspended, then trading under any other Registration Statement shall be similarly suspended.

5. Registration Procedures. In the case of each Registration effected by the Company in which Registrable Securities are to be sold for the account of any Holder, the Company will use its good faith reasonable efforts to:

(a) furnish to counsel selected by each such Holder copies of all Registration Statements or prospectuses or any amendments or supplements thereto proposed to be filed with the SEC, which documents will be subject to review by such counsel before filing solely with regard to any information contained therein which pertains to the subject Holder;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective during the Registration Period (or, with respect to Registration Statement filed in accordance with Section 3 hereof, for such shorter or longer period covered thereby) and to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during such period;

(c) furnish to each such Holder such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the Holder may reasonably require in order to facilitate the disposition of the Registrable Securities held by the Holder;

(d) register or qualify such Registrable Securities under such other securities or blue sky laws of such states as may be reasonably required and do any and all other acts and things which may be reasonably necessary or advisable to enable each subject Holder to consummate the disposition of the Registrable Securities in such jurisdictions (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(e) notify each such Holder, at any time when a prospectus relating to a Registration Statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in a Registration Statement contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not materially misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchaser(s) of Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not materially misleading; and

(f) effective not later than the effectiveness of the subject Registration Statement, cause all subject Registrable Securities to be listed for trading on each national securities exchange or or automated quotation system on which the Common Stock is then listed.

6. Indemnification by the Company.

(a) In the event that the Company has used its reasonable best efforts and has otherwise acted in good faith to effect the registration of the Registrable Securities in accordance with Section 2 hereof but the SEC has failed to declare effective any such Registration Statement by the Effective Date, then the Company shall pay the Holders a cash payment in the aggregate amount of One Thousand Dollars ($1,000) for each day after the Effective Date during which such Registration Statement has not been declared effective by the SEC. Such amount shall be paid to the Holders on a pro rata basis. Such payment shall be due on the earlier of (i) three (3) days following the date on which such Registration Statement is declared effective or (ii) the last day of any calendar month during which such delay is or continues to be incurred. In the event the Company otherwise materially breaches or materially fails to perform, as applicable, any representation, warranty or covenant contained in this Agreement, the Company shall indemnify each Holder from and against any claim, loss, cost, charge or liability of any kind, including amounts paid in settlement and reasonable attorneys' fees, which may be incurred by the Holder as a result of the any such failure or breach,with such indemnification to be made within thirty (30) days of receipt of written request therefor.

(b) The Company shall indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for any Holder, each officer and director of a Holder, legal counsel and accountants for a Holder, and each person, if any, who controls a Holder or such underwriter within the meaning of the Act, against any expenses, costs, claims, damages or liabilities, including amounts paid in settlement (and reasonable attorney's fees) (collectively, the "Losses"), to which such Holder or any other such indemnified person becomes subject, under the Act or any rule or regulation thereunder, insofar as such Losses(or related actions (i) are caused by any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement), or contained, on the effective date thereof, in any Registration Statement of which Registrable Securities were the subject, the prospectus contained therein, any amendment or supplement thereto, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) arise out of any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and relating to actions or omissions otherwise required of the Company in connection with such Registration Statement. The Company shall reimburse each Holder and any such other indemnified person for any legal or other expenses reasonably incurred by such Holder or such other indemnified person in connection with investigating, defending or settling any such Loss; provided, however, that the Company shall not be liable to any such persons in any such case to the extent that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company in writing by such person expressly for inclusion in any of the foregoing documents. This indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company.

7. Indemnification by the Holders. Each Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed a Registration Statement, legal counsel and accountants for the Company, each person (if any) who controls the Company within the meaning of the Act and any underwriter (as defined in the Act) for the Company, against any Losses to which the Company or any other such indemnified person may become subject under the Act or any rule or regulation thereunder or otherwise to the extent that such Losses (or related actions) (i) are caused solely by any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement), or contained, on the effective date thereof, in any Registration Statement of which such Holder's Registrable Securities were the subject, the prospectus contained therein, any amendment or supplement thereto, or (ii) arise out of or are based solely upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by such Holder, in writing, expressly for inclusion in any of the foregoing documents; provided, however, that the aggregate liability of any Holder shall not be greater than the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. This indemnity shall not apply to amounts paid in settlement of any such Loss or related action if such settlement is effected without the consent of the subject Holder.

8. Additional Provisions.

(a) Each Holder and each other person indemnified pursuant to Section 6 above shall, in the event that it receives notice of the commencement of any action against it which is based upon an alleged act or omission which, if proven, would result in the Company's having to indemnify it pursuant to Section 6 above, promptly notify the Company, in writing, of the commencement of such action and permit the Company, if the Company so notifies such Holder or other indemnified person within thirty (30) days after receipt by the Company of notice of the commencement of the action, to participate in and to assume the defense of such action with counsel reasonably satisfactory to such Holder; provided, however, that such Holder or other indemnified person shall be entitled to retain its own counsel at its own expense. The omission to notify the Company promptly of the commencement of any such action shall not relieve the Company of any liability to indemnify such Holder or such other indemnified person, as the case may be, under Section 6 above, except to the extent that the Company shall suffer any loss by reason of such failure to give notice, and shall not relieve the Company of any other liabilities which it may have under this or any other agreement.

(b) The Company and each other person indemnified pursuant to Section 7 above shall, in the event that it receives notice of the commencement of any action against it which is based upon an alleged act or omission which, if proven, would result in any Holder having to indemnify it pursuant to Section 7 above, promptly notify such Holder or other indemnified person, in writing, of the commencement of such action and permit such Holder, if such Holder so notifies the Company within thirty (30) days after receipt by such Holder of notice of the commencement of the action, to participate in and to assume the defense of such action with counsel reasonably satisfactory to the Company; provided, however, that the Company or other indemnified person shall be entitled to retain its own counsel at the Company's expense. The omission to notify any Holder promptly of the commencement of any such action shall not relieve such Holder of liability to indemnify the Company or such other indemnified person, as the case may be, under Section 6 above, except to the extent that the subject Holder shall suffer any loss by reason of such failure to give notice, and shall not relieve such Holder of any other liabilities which it may have under this or any other agreement.

(c) No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If a court of competent jurisdiction determines that the foregoing indemnity provided under Sections 6 and 7 above is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (B) if the allocation provided by clause (A) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be given in accordance with Section 14(e) of the Purchase Agreement.

10. Waiver and Amendment. No waiver, amendment or modification of this Agreement or of any provision hereof shall be valid unless evidenced by a writing duly executed by the Company and Holder in accordance with Section 9 of the Security Agreement. No waiver of any default hereunder shall be deemed a waiver of any other, prior or subsequent default hereunder.

11. Governing Law. This Agreement shall be governed by, construed under and interpreted and enforced in accordance with laws of the State of Delaware, without giving effect to principles of choice of law. Any action or proceeding arising out of or relating to this Agreement shall be commenced in a federal or state court having competent jurisdiction in the State of New York, and for the purpose of any such action or proceeding, each of the parties and any assignees thereof submits to the personal jurisdiction of the State of New York. The parties hereby irrevocably consent to the exclusive personal jurisdiction of any state or federal court for New York County in the State of New York or the Southern District of New York. The parties hereby waive any objection to venue and any objection based on a more convenient form in any action instituted under this Agreement.

12. Captions. The captions and Section headings used in this Agreement are for convenience only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

13. Entire Agreement. This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

14. No Third Party Beneficiaries. Except as expressly provided herein, this Agreement is not intended to confer upon any person any rights or remedies hereunder.

15. Assignment. The Holders may transfer or assign their respective rights and obligations hereunder only in accordance with Section 14(a) of the Purchase This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

16. Term. This Agreement shall terminate upon the expiration of the Registration Period; provided, however, that the parties' rights and obligations under Sections 6 and 7 shall survive any termination of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the 30th day of December, 2003.

COMMERCE ONE, INC.

By: /s/ Mark B. Hoffman

Name:

Title:

COMVEST INVESTMENT PARTNERS II LLC

By: /s/ Harold Blue

Name:

Title:

DCC VENTURES, LLC

By: /s/ Michael T. Davies

Name: Michael T. Davies

Title: Secretary & Treasurer